Exhibit 10.2

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made and entered into as of February     , 2014 (the “Effective Date”), by and between Geovic Mining Corp., a Delaware corporation (the “Company”), and                                          , a                                           (“Purchaser”). The Company and Purchaser sometimes are referred to herein collectively as the “Parties,” and each individually as a “Party.”

RECITALS

The Company and Purchaser desire to enter into this Agreement pursuant to which, among other things, Purchaser agrees to acquire from the Company, and the Company agrees to issue to Purchaser, a promissory note (the “Note”) in the principal amount of $         (the “Principal Amount”). This Agreement and the Note sometimes are collectively referred to in this Agreement as the “Transaction Documents.”

AGREEMENTS

In consideration of the mutual promises, representations, warranties, covenants and conditions in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

1. Purchase and Sale of the Note. Subject to the terms and conditions in this Agreement, on the Effective Date, the Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company, the Note in the form attached as Exhibit A, for a purchase price equal to the Principal Amount (the “Purchase Price”).

2. Payment of the Purchase Price and Delivery of Note. On the Effective Date the Company shall deliver to Purchaser the Note, duly executed by the Company, and Purchaser shall pay to the Company the Purchase Price for its Note, by certified check or wire transfer of immediately available funds to the Company’s designated account.

3. Representations and Warranties of the Company. The Company represents and warrants to Purchaser, to the best of its knowledge and belief, as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on its business or properties.

3.2 Authorization. All corporate action on the part of the Company necessary (i) for the authorization, execution and delivery of the Transaction Documents, and (ii) for the performance of all obligations of the Company under the Transaction Documents has been taken. The Transaction Documents will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) except as set forth in Section 4.3.

3.3 Valid Issuance of Note. The Note when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided in this Agreement, will be duly and validly issued.

3.4 No Conflict. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in any violation or default under any material contract or agreement to which the Company is a party or by which the Company or its assets are bound or any provision of the Company’s certificate of incorporation or by-laws or (ii) violate any instrument, agreement, judgment, decree or order, or any statute, rule or regulation of any federal, state or local government or agency to which the Company is a party or its assets are subject, except as set forth in Section 4.3.

4. Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents, warrants and covenants that:

4.1 Authorization. Purchaser has full power and authority to enter into the this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable against Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Private Placement. Purchaser understands and acknowledges that the sale of the Note to Purchaser under this Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and the applicable provisions of Regulation D promulgated thereunder (“Regulation D”) and that the Company is relying on Purchaser’s representations and warranties in connection with the Regulation D exemption. In furtherance thereof, Purchaser represents and warrants to the Company as follows:

(a) Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b) Purchaser realizes that the basis for exemption would not be available if the sale of the Note was part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws.

(c) Purchaser is acquiring the Note solely for Purchaser’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of all or any portion of the Note.

(d) Purchaser has the financial ability to bear the economic risk of Purchaser’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Note.

(e) Purchaser understands and accepts that the purchase of the Note is highly risky. Purchaser represents that it is able to bear any loss associated with an investment in the Note, including loss of all or any portion of the Principal Amount and/or accrued and unpaid interest on the Note.

(f) Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note.

(g) Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the sale of the Note and the business, financial condition, results of operations and prospects of the Company. Purchaser has had access to such information concerning the Company and the Note as it deems necessary to make an informed investment decision concerning the purchase of the Note.

(h) Purchaser is unaware of, and is in no way relying on, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the sale of the Note and is not purchasing the Note and did not become aware of the sale of the Note through or as a result of any seminar or meeting to which Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to Purchaser in connection with investments in securities generally.

(i) Purchaser represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Note, it being understood that information and explanations related to the terms and conditions of the Note shall not be considered investment advice or a recommendation to purchase the Note.

(j) Purchaser confirms that the Company has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of investment in the Note or (ii) made any representation to Purchaser regarding the legality of an investment in the Note under applicable legal investment or similar laws or regulations. In deciding to purchase the Note, Purchaser is not relying on the advice or recommendations of the Company and Purchaser has made its own independent decision that the investment in the Note is suitable and appropriate for Purchaser.

(k) In entering into this Agreement and purchasing the Note, Purchaser is relying only on the representations and warranties of the Company set forth in Section 3 of this Agreement and specifically disclaims that it is relying on or has relied on any representations, warranties or statements that may have been made by any other person.

(l) Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Note or made any finding or determination concerning the fairness or advisability of this investment.

4.3 Usury. Purchaser understands, acknowledges and accepts that the 200% interest rate on the Note may exceed the maximum rate of interest permissible under any applicable law at any time and that as a result Purchaser may not receive all or any portion of the interest to which it would otherwise be entitled pursuant to the terms of the Note, and may incur civil or criminal liability therefor.

4.4 Restricted Securities. Purchaser understands that the Note is characterized as a “restricted security” under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Note may be resold without registration under the Securities Act only in certain limited circumstances. In the absence of an effective registration statement covering the Note or an available exemption from registration under the Securities Act, the Note must be held indefinitely. In this connection, Purchaser represents that it is familiar with and understands the resale limitations imposed thereby and by the Securities Act.

4.5 Restrictions on Transfer.

(a) In addition to the restrictions stated in Section 5.2 below, Purchaser agrees not to make any disposition of all or any portion of the Note unless and until:

(i) There is then in effect a registration statement under the Securities Act, covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of all of the Transaction Documents, (B) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (C) the Company shall have reasonably approved the proposed disposition, and (D) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of proposed transaction involving the Note under the Securities Act.

(b) The Note shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS GEOVIC MINING CORP. (THE “COMPANY”) HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF THE SECURITIES

REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, DATED AS OF FEBRUARY     , 2014, BY AND AMONG THE COMPANY AND PURCHASER (AS DEFINED THEREIN), AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.

4.6 Tax and Legal Advisors. Purchaser has reviewed with its own tax and legal advisors the federal, state and local tax consequences and legal aspects of this investment, where applicable, and the transactions contemplated by the Transaction Documents. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5. Miscellaneous.

5.1 Survival. The representations, warranties and covenants of the Company and Purchaser in this Agreement shall survive the execution and delivery of this Agreement.

5.2 Successors and Assigns. Purchaser may not assign any of its rights or obligations under this Agreement or the Note without the prior written consent of the Company, and the Company shall not assign any of its rights or obligations hereunder without the prior written consent of Purchaser. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the Parties (including any permitted transferees of the Note). Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Any permitted successor or assignee of Purchaser shall be treated as a “Purchaser” for all purposes hereunder.

5.3 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Delaware Court of Chancery shall have exclusive jurisdiction over any and all disputes, whether in law or equity, arising out of or relating to this Agreement, and the Parties consent to and agree to submit to the exclusive jurisdiction of such court; provided, however, that if the Delaware Court of Chancery determines that it does not have jurisdiction, the Parties consent to and agree to submit to the exclusive jurisdiction of the state or federal courts located within the State of Delaware.

5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified, (ii)

when sent by email if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address on the signature page hereof or at such other address as such Party may designate by ten days advance written notice to the other parties hereto.

5.6 Finder’s Fee. Each Party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Party agrees to indemnify and to hold harmless the other Party from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Party or any of its officers, members, agents, employees or representatives is responsible.

5.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior written consent of the Company and Purchaser.

5.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.9 Entire Agreement. This Agreement, the Transaction Documents and the documents referred to herein and therein constitute the entire agreement between the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically stated in the Transaction Documents.

5.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same instrument. A signed copy of this Agreement delivered by email, facsimile or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

COMPANY:

GEOVIC MINING CORP.

By:
Name:	Michael T. Mason
Title:	Chief Executive Officer

Address:	5500 E. Yale Avenue, Suite 302
Denver, Colorado 80222
Attention: Chief Financial Officer
Email: ghill@geovic.net

PURCHASER:

By:
Name:
Title:

Address:

Attention:
Email:

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

EXHIBIT A

Form of Promissory Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS GEOVIC MINING CORP. (THE “COMPANY”) HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT, DATED AS OF FEBRUARY     , 2014, BY AND AMONG THE COMPANY AND PURCHASER (AS DEFINED THEREIN), AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.

PROMISSORY NOTE

Principal Amount: $	February , 2014

FOR VALUE RECEIVED, the undersigned, Geovic Mining Corp., a Delaware corporation (the “Company”), hereby promises to pay to the order of                                          , a                                           (“Purchaser”), at the offices of Purchaser, located at                                          , on the Maturity Date, in lawful money of the United States of America in immediately available funds, the Principal Amount of $         (the “Principal Amount”) and Interest thereon from the date of this Note at the Interest Rate.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement, dated as of February     , 2014, by and between the Company and Purchaser, as amended, modified, restated or supplemented from time to time (the “Note Purchase Agreement”).

1. Note Interest. Except as otherwise provided in this Note, interest (“Interest”) shall accrue on the outstanding Principal Amount of the Note at the rate of two hundred percent (200%) per annum (the “Interest Rate”) and shall be due and payable on the Maturity Date (as defined in Section 2).

2. Note Maturity. The maturity date of this Note shall be the first anniversary of the date of this Note (the “Maturity Date”).

3. Prepayment. The Company may prepay this Note, in whole or in part and without penalty, at any time upon 30 calendar days’ prior written notice to Purchaser. The Company shall prepay this Note, in whole (but not in part) and without penalty, within five business days following the consummation of the acquisition by Jiangxi Rare Metals Tungsten Holdings Group Company Ltd or by any other entity of the Company’s 60.5% interest in Geovic Cameroon, PLC, or the consummation of the acquisition of the Company by another company. All prepayments shall be applied first to accrued but unpaid Interest, and then to the unpaid Principal Amount.

4. Interest. If the effective rate of Interest which would otherwise be payable under this Note would exceed the maximum non-usurious rate of interest permitted under applicable law (the “Highest Lawful Rate”), or if the Purchaser shall receive monies that are deemed to constitute interest which would increase the effective rate of Interest payable under this Note to a rate in excess of the Highest Lawful Rate, (i) all such sums shall be spread over the entire life of the Note, (ii) to the extent required, the amount of Interest which would otherwise be payable under the Note shall be reduced to the maximum amount allowed under applicable law, and (iii) any Interest paid by the Company in excess of the Highest Lawful Rate shall, at the option of the Purchaser, be either refunded to the Company or credited on the Principal Amount.

5. Events of Default. In case of the occurrence of any of the following events (each, an “Event of Default”):

(a) the Company shall fail to pay the Principal Amount or Interest under this Note when due and payable, whether at the Maturity Date, by acceleration or otherwise, and shall not have cured such failure to pay within thirty days;

(b) any representation or warranty made by the Company in the Note Purchase Agreement shall be false or misleading in any material respect on the Effective Date;

(c) the Company shall (i) voluntarily commence any proceeding or file any petition or any notice of its intent to commence or file any such proceeding, petition or proposal seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person (as defined below) or for any substantial part of its property or assets, (iii) make a general assignment for the benefit of creditors, or (iv) take any corporate or stockholder action in furtherance of any of the foregoing; “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or governmental entity or any department, agency or political subdivision thereof; or

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or of any substantial part of the property or assets thereof, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any substantial part of its property or (iii) the winding-up or liquidation of the Company, and such proceeding, petition or order shall continue unstayed and in effect for a period of 90 consecutive days;

then, upon the occurrence of any such Event of Default (other than an Event of Default described in Section 5(c) or (d) above, in which case the Principal Amount of this Note and all accrued and unpaid Interest automatically shall become immediately due and payable in full), at any time thereafter during the continuation of such Event of Default, Purchaser may elect, by written notice to the Company, to declare this Note to be forthwith due and payable, whereupon the

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entire unpaid Principal Amount of this Note, together with accrued and unpaid Interest, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything in the Note Purchase Agreement or this Note to the contrary notwithstanding. In that event, Purchaser shall be entitled to exercise any and all other remedies provided hereunder and under this Note or available at law or in equity.

6. Transfer. Purchaser shall not dispose of all or any portion of this Note without the prior written consent of the Company, and then only in compliance with all of the provisions of Section 4.5 of the Note Purchase Agreement.

7. Waiver. The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Note Purchase Agreement. The nonexercise by Purchaser of any of its rights hereunder or under the Note Purchase Agreement in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

8. Governing Law; Submission to Jurisdiction. This Note shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Delaware Court of Chancery shall have exclusive jurisdiction over any and all disputes, whether in law or equity, arising out of or relating to this Note, and the Company and Purchaser consent to and agree to submit to the exclusive jurisdiction of such court; provided, however, that if the Delaware Court of Chancery determines that it does not have jurisdiction, the Company and Purchaser consent to and agree to submit to the exclusive jurisdiction of the state or federal courts located within the State of Delaware.

9. Invalidity. In the event that any one or more of the provisions of this Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note.

* * *

GEOVIC MINING CORP.

By:
Name:
Title:

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